                                                                   EXHIBIT 10.16

                                                        Agreement # - JD9111-01
                                                                      ---------

                      INTERNATIONAL DISTRIBUTOR AGREEMENT


     This International Distributor Agreement (the "Agreement") is entered into as of November 20th, 1991, by and between Lynx Real Time Systems, Inc., a
      --------------
California corporation with offices at 16780 Lark Avenue, Los Gatos, California 95030 ("Lynx"), and Nissin Software Corporation with offices at Toshiba Building
                                                                ----------------
14F, 1-1-1, Shibaura Minato-Ku, Tokyo 105 Japan ("Distributor").
-----------------------------------------------

     IN CONSIDERATION OF THE MUTUAL PROMISES CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

1.   DEFINITIONS
     -----------

     1..1 "Software" shall mean the most current version of the software products listed in the most recent Lynx Price List.

     1..2 "Software Copy" or "Software Copies" shall mean an object code copy or copies of any of the Software products, together with a copy or copies of any user manual or other documentation customarily supplied to End-Users by Lynx with the Software Copy.

     1..3 "End--User" shall mean any third party which obtains a Software copy solely in order to fulfill its own internal data processing needs.

     1..4 "End-User License" shall, at any time during the term of this Agreement, mean Lynx's then standard license agreement pursuant to which End-Users are granted the right to utilize a Software Copy. Lynx's current End-User License is attached hereto as Exhibit C.

     1..5 "Territory" shall mean that geographic area identified in Exhibit B attached hereto.

     1..6 "Clearance" shall mean the clearance from the relevant Japanese Governmental agencies pursuant to the Japanese Foreign Exchange and Foreign Trade Control Law.

     1..7 All references in this Agreement to the "sale" of or "selling" Software or Software Copies shall mean the granting of a license to use such
                                                         -------
Software or Software Copies. All references in this Agreement to the "purchase" of Software or Software Copies shall mean the obtaining of a license to use such
                                                             -------
Software or Software Copy.

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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

2.   APPOINTMENT AND AUTHORITY OF DISTRIBUTOR
     ----------------------------------------

     2..1  Appointment.  Subject to the terms and conditions set forth herein,
           -----------
Lynx hereby appoints Distributor as Lynx's non-exclusive distributor for the Software in the Territory, and Distributor hereby accepts such appointment. As distributor, Distributor shall have the right to purchase Software Copies from Lynx and to sell and distribute such Software Copies to End-Users.

     2..2  Subdistributor.  Distributor may exercise its distribution rights
           --------------
through the use of third party subdistributors, resellers, dealers or sales representatives ("Subdistributors") subject (i) to the written agreement by each such Subdistributor to the restrictions on Distributor contained in this Agreement and (ii) Lynx's written approval of the Subdistributor. Distributor may only grant subdistributors the right to make sales directly to End Users.

     2..3  Territorial Responsibility.  Distributor shall pursue aggressive
           --------------------------
sales policies and procedures to realize the maximum sales potential for the Software Copies in the Territory. Distributor shall not advertise, market or promote the Software Copies outside the Territory or establish a repair or maintenance facility outside the Territory without the prior written consent of Lynx.

     2..4  Minimum Annual License Fee.
           --------------------------

           (a) To retain its rights to distribute Software Packages in the Territory, Distributor must meet or exceed the yearly target revenues payments to Lynx set forth in Exhibit D attached hereto. The minimum license fee includes all revenues paid to Lynx by Nissin including the representative revenues for source and royalties, training, binary sales, etc. Two quarters prior to the expiration of this agreement (as per section 9..1) the parties shall negotiate the minimum license fee for the next four quarters. In the event that the parties do not agree on a figure for the Minimum License Fee for such year, the Minimum License Fee for each successive quarter shall be set at [*] percent ([*]) percent of the greater of the previous quarter's Minimum License Fee (set forth in Exhibit D) or the actual revenues paid to Lynx under Sections 4 and 5.5 below for the previous year.

           (b) If, in any calendar year of this Agreement, Distributor fails to meet the Minimum License Fee as set forth above in the Territory, Distributor's rights to distribute Software Packages in the Territory shall terminate automatically unless otherwise agreed to in writing. Notwithstanding the foregoing, Distributor may at its option retain its rights to distribute in the Territory upon payment to Lynx, within thirty (30) days after the end of such year, of a [*] to the [*] between the [*] of the [*] due for such year [*] the [*] to Lynx by Distributor with respect to that year.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     2..5  Conflict of Interest.  The parties acknowledge that, except as
           --------------------
otherwise agreed in writing, any efforts by Distributor to sell competing products would constitute a conflict of interest with respect to Distributor's obligations to market Software Copies. If Distributor chooses to distribute products that compete with the Software, Distributor shall notify Lynx of its intent at least sixty (60) days prior to commencing such activity. In the event Distributor promotes, markets or distributes a product which Lynx, in its sole judgement, determines is competitive with any of the Software, Lynx shall have the right to terminate this Agreement upon thirty (30) days notice to Distributor. Failure to so notify Lynx shall be deemed to be a breach of this Agreement.

     2..6  Independent Contractors.  The relationship of Lynx and Distributor
           -----------------------
established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow Distributor to create or assume any obligation on behalf of Lynx for any purpose whatsoever. All financial obligations associated with Distributor's business are the sole responsibility of Distributor. All sales and other agreements between Distributor and its Subdistributors and customers are Distributor's exclusive responsibility and shall have no effect on Distributor's obligations under this Agreement. Distributor shall be solely responsible for, and shall indemnify and hold Lynx free and harmless from, any and all claims, damages or lawsuits (including Lynx's attorneys' fees) arising out of the acts of Distributor or its employees, agents or Subdistributors.

3.   SOFTWARE DISTRIBUTION
     ---------------------

     3..1  Packaging.  Each Software Copy shall be delivered to Distributor in a
           ---------
package (the "Package") containing the Software Copy together with the End-User License and user manual for such Software Copy. Distributor shall deliver Software Copies to its customers only as part of an unopened Package and shall require that its Subdistributors only deliver Software Copies to their customers as part of an unopened Package.

     3..2  Demonstration Conies.  Distributor shall have the right to order
           --------------------
Software Copies to be used for demonstration purposes by Distributor ("Demonstration Copies") provided Distributor shall pay Lynx's then current charges for any such Demonstration Copies, and provided that the right to use such Demonstration Copies will be governed by the terms of the End-User License.

     3..3  Title to Software and Related Matters.  Title to the Software Copies
           -------------------------------------
(including the user manual, diskette and software contained therein) shall remain with Lynx. Distributor shall not (and shall require that its customers and Subdistributors do not) remove, alter, cover or obfuscate any copyright notices or other proprietary rights notices. placed or embedded by Lynx on or in any Package or any of the items contained therein.

4.   TERMS OF PURCHASE OF SOFTWARE COPIES BY DISTRIBUTOR
     ---------------------------------------------------

     4..1  Terms and Conditions.  All orders of Software Copies by Distributor
           --------------------
from Lynx during the term of this Agreement shall be subject to the terms and conditions of this Agreement. Nothing contained in any purchase order or like document submitted by Distributor to Lynx shall in any way modify or add to the terms and conditions contained in this Agreement.

     4..2  Prices.  All prices are F.O.B. Lynx's. facility currently located at
           ------
the address listed for Lynx at the beginning of this Agreement ("F.O.B. Point"). Lynx may, upon thirty (30) days prior written notice to Distributor, designate another Lynx facility as the F.O.B. Point. The price to Distributor for each of the Software Copies (the "Per Copy Fee") shall be as set forth in Exhibit A attached hereto. The difference between Distributor's Per Copy Fee and Distributor's price to its customers shall be Distributor's sole remuneration for distribution of the Software Copies. Lynx has the right at any time to revise the prices in Exhibit A with thirty (30) days advance written notice to Distributor. Such revisions shall apply to all orders received after the effective date of revision. Price increases shall not affect unfulfilled orders accepted by Lynx prior to the effective date of the price increase. Price decreases shall apply to pending orders accepted by Lynx prior to the effective date of the decrease.

     4..3  Taxes.  Amounts payable to Lynx under this Agreement are payable in
           -----
full to Lynx without deduction and are net of taxes (including any withholding tax) and customs duties. In addition to such amounts, Distributor shall pay sums equal to taxes (including, without limitation, sales, withholding, value-added and similar taxes) and customs duties paid or payable, however designated, levied, or based on amounts payable to Lynx hereunder or on an end users's use or possession of a Software Copy under or in accordance with the provisions of this Agreement, but exclusive of United States federal, state, and local taxes based on Lynx's net income.

     4..4  Order and Acceptance.  All orders for Software Copies submitted by
           --------------------
Distributor shall be initiated by written orders sent to Lynx and requesting a delivery date during the term of this Agreement; provided, however, that an order may initially be placed orally or by telex if a conformational written purchase order is received by Lynx within five (5) days after said oral or telex order. To facilitate Lynx's production scheduling, Distributor shall submit purchase orders to Lynx at least thirty (30) days prior to the requested day of delivery. No order shall be binding upon Lynx until accepted by Lynx in writing, and Lynx shall have no liability to Distributor with respect to purchase orders that are not accepted. Lynx shall use its reasonable efforts to notify Distributor of the acceptance or rejection of an order and of the assigned delivery date for accepted orders within seven (7) days of receipt of the order. No partial shipment of an order shall constitute the acceptance of the entire order, absent the written acceptance of such entire order. Lynx shall use its reasonable efforts to deliver Software Copies at the times specified either in its quotation or in its written acceptance of Distributor's orders.

     4..5  Payment.  Lynx shall submit an invoice to Distributor upon shipment
           -------
of each Software Copy ordered by Distributor and as set forth below. The invoice shall cover Distributor's Per Copy Fee for the Software Copies, in a given shipment plus any freight, taxes or other applicable costs initially paid by Lynx but to be borne by Distributor. The full invoiced amount shall be due for payment within thirty (30) days of the date of' invoice. Any invoiced amount not received within thirty days of the date of invoice shall be subject to a service charge of one and one-half percent (1.5%) per month. Distributor shall pay all of Lynx's costs and expenses (including reasonable attorneys' fees) to enforce and preserve Lynx's rights under this Subsection 4(i).

     4..6  Shipping.  All Software Copies delivered pursuant to the terms of
           --------
this Agreement shall be suitably packed for shipment in Lynx's standard shipping cartons, marked for shipment at Distributor's address set forth above, and delivered to Distributor or its carrier agent at the F.O.B. Point, at which time risk of loss shall pass to Distributor. Unless otherwise instructed in writing by Distributor, Lynx shall select the carrier. Distributor agrees to undertake all import formalities required to import the Software Copies into the Territory, and to bear full expense of all custom duties and freight and any other related costs. All freight, insurance, and other shipping expenses, as well as any special packing expense, shall be paid by Distributor. Distributor shall also bear all applicable taxes, duties, and similar charges that may be assessed against the Software Copies after delivery to the carrier at the F.O.B. Point.

5.   TRAINING, INSTALLATION, AND SERVICE
     -----------------------------------

     5..1  Subdistributor and End-User Inquiries.  Distributor agrees that
           -------------------------------------
Distributor is responsible for supporting all Software it distributes to End-Users. Distributor shall maintain staff support personnel sufficiently knowledgeable with respect to the Software to answer Subdistributor, End-User and other customer questions regarding the use and operation of Software marketed by Distributor. Distributor shall ensure that all questions regarding the use or operation of Software Copies marketed by Distributor are initially addressed to and answered by Distributor. Any Subdistributor or End-User service questions resulting from Distributor's sales will be referred by Lynx back to Distributor. Distributor will not represent to any third party that Lynx is available to answer questions from any Subdistributor, End-User or other customer directly. It shall be considered a breach of this Agreement if Distributor fails to support its customers with technical assistance.

     5..2  Staff Training.  Distributor shall arrange with Lynx, at
           --------------
Distributor's expense, for at least four (4) qualified employees of Distributor to attend Lynx's training program in the use and operation of the Software. In. the event of termination of the employment of any such employee, Distributor shall notify Lynx in writing of such termination, and of the name of another qualified employee, who shall, at Distributor's expense, attend arid complete Lynx's training program within ninety (90) days of the date of such termination.

     5..3  Additional Support.  Lynx will provide telephone consultation to
           ------------------
Distributor with respect to any Subdistributor or End-User questions which Distributor cannot adequately answer.

     5..4  Lynx Updates.  Lynx may update and/or revise the performance and
           ------------
content of the Software. Distributor shall be responsible for providing updates and training in the use and operation of such updates to its Subdistributors and End-Users. Any updates shall be subject to the terms of this Agreement. Nothing in this Agreement shall obligate Lynx to update or revise the Software.

     5..5  Maintenance Fees.
           ----------------

           (a) For each Software Copy distributed by Distributor with respect to which Distributor is providing any maintenance services or support to the End User, distributor will pay Lynx an additional [*] equal to [*] percent ([*]%) of Lynx's then current published [*] fee for such Software Copy ("Maintenance Fee").

           (b) Distributor will redeliver any updates or other information provided by Lynx only to End Users for which Lynx is entitled to, and has received, Maintenance Fees under this Agreement.

           (c) Within thirty (30) days after the end of each calendar quarter, Distributor shall furnish to Lynx a statement in suitable form certified by a responsible officer detailing (i) the name and address for any End User receiving maintenance and support services from Distributor, (ii) the date such end user was licensed to use the Software and (iii) the Maintenance Fees due Lynx for

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

each such End User. A check for the full amount due Lynx shall accompany such report.

          (d) Distributor shall keep full and accurate records necessary to verify the Maintenance Revenue and the amounts payable thereon, which shall be retained for a period of three (3) years from the date of payment notwithstanding the termination of this Agreement. Lynx shall have the right, at its expense, to examine and audit, not more than twice annually, and during normal business hours, all such records and such other records and accounts as may under recognized accounting practices contain information bearing upon the amounts due Lynx hereunder. Prompt adjustment shall be made to compensate for any errors or omissions disclosed by such examination or audit. If the amount of such error or omission results in an underpayment of Maintenance Fees exceeding five percent (5%) of the total amount due for the period under audit, distributor shall pay for the reasonable cost of the audit.

6.   WARRANTY TO DISTRIBUTOR'S CUSTOMERS
     -----------------------------------

     6..1  Standard Limited Warranty.  Pursuant to the End-User License, Lynx
           -------------------------
makes a limited warranty to the End-User regarding the diskette on which the copy of the Software obtained by such End-User is contained (the "Limited Warranty"). The End-User License specifically disclaims all other warranties relating to the Software Copies, including all warranties with respect to the performance of the Software. DISTRIBUTOR SHALL NOT MAKE OR PASS ON TO ANY PARTY (AND SHALL REQUIRE THAT ITS SUBDISTRIBUTORS DO NOT MAKE OR PASS ON TO END-USERS) ANY WARRANTY OR REPRESENTATION ON BEHALF OF LYNX OTHER THAN OR INCONSISTENT WITH THE LIMITED WARRANTY.

     6..2  No Other Warranty.  EXCEPT FOR THE EXPRESS WARRANTY SET FORTH ABOVE,
           -----------------
LYNX GRANTS NO OTHER WARRANTIES, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, REGARDING THE SOFTWARE COPIES, THEIR FITNESS FOR ANY PURPOSE, THEIR QUALITY, THEIR MERCHANTABILITY, OR OTHERWISE.

7.   ADDITIONAL OBLIGATIONS OF DISTRIBUTOR
     -------------------------------------

     7..1  Sales and Inventory Reports.  Distributor agrees to provide Lynx with
           ---------------------------
a quarterly point-of-sale and inventory report showing, at a minimum, date sold, quantity of each type of Software sold, serial number, and the buyers' names and addresses, as well as the quarter-end inventory position on hand for each type of Software. This report must be forwarded to Lynx within fifteen (15) days of the close of each quarter.

     7..2  Demonstrations and Staff Training.  Distributor agrees to provide its
           ---------------------------------
staff and Subdistributors with adequate training regarding the use and operation of the Software, and to also provide its staff and Subdistributors with regular training regarding updates of the Software. Distributor further agrees to cause Subdistributors to provide their staff with adequate training regarding the use and operation of the Software and updates of the Software. Distributor agrees, and further agrees to cause Subdistributors to agree to dedicate a computer workstation for supplementary staff training, demonstrations and support of Software.

     7..3  Forecasts and Reports.  On or before the first day of every month,
           ---------------------
Distributor shall provide Lynx with a three month rolling forecast showing prospective orders by Software Copy and intended submittal date. Distributor shall also provide Lynx with a status report on support, marketing, advertising, Japanization, Porting, drivers, etc.

     7..4  Translation of Certain Materials.  As additional consideration for
           --------------------------------
the rights granted to Distributor hereunder, Distributor shall provide for the translation of end user documentation to be provided as part of the Software Packages and for such marketing materials as may be provided to Distributor pursuant to Section 8.1 below to the extent that Distributor considers such translation to be necessary for the purpose of promoting the distribution of the Software in the Territory. Distributor shall provide such materials to Lynx for inspection and Distributor shall not use or otherwise disseminate such materials without Lynx's prior written approval. Distributor shall ensure that all right, title and interest in such translations shall vest in Lynx, and Distributor hereby assigns whatever interest it may have in such materials to Lynx. Lynx will ensure that no competing distributor uses or has rights to the translation.

     7..5  Promotion of the Software Copies.  Distributor shall, at its own
           --------------------------------
expense, vigorously promote the distribution of the Software within the Territory. Such promotion shall include but not be limited to advertising the Software Copies in trade publications within the Territory, participating in appropriate trade shows, and directly soliciting orders from customers for the Software Copies.

     7..6  Finances and Personnel.  Distributor shall maintain a net worth and
           ----------------------
working capital sufficient, in Lynx's reasonable judgment, to allow Distributor to perform fully and faithfully its obligations under this Agreement. Distributor shall devote sufficient financial resources and technically qualified sales and service personnel to the Software to fulfill its responsibilities under this Agreement.

     7..7  Customer and Sales Reporting.  Distributor shall, at its own expense
           ----------------------------
and consistent with the marketing and distribution policies of Lynx:

           (a) place the Software marketing and distribution in Distributor's catalogues as soon as possible and feature the Software in any applicable trade show that it attends;

           (b) provide adequate contact with existing and potential customers within the Territory on a regular basis, consistent with good business practice;

           (c) assist Lynx in assessing customer requirements for the Software, including modifications and improvements thereto, in terms of quality, design, functional capability, and other features; and

           (d) submit market research information, as reasonably requested by Lynx, regarding competition and changes in the market within the Territory.

     7..8  Standard of Business Practices.  Distributor shall establish and
           ------------------------------
maintain, and shall cause its Subdistributors, employees, consultants and agents to establish and maintain a high standard of ethical business practices in connection with its distribution of Software Copies in the Territory, including, without limitation, full compliance with Section 14 below.

     7..9  Intellectual Property Rights Registrations.  Distributor shall
           ------------------------------------------
promptly notify Lynx in writing of, and shall assist Lynx with any registrations or filings required to obtain copyright, trademark or other intellectual property rights protection, in Lynx's name, for the Software in the Territory under applicable law. Lynx shall be responsible for all fees or expenses incurred in connection with such intellectual property rights registrations or filings.

     7..10 Development of LynxOS Support Team.  Distributor agrees to further
           ----------------------------------
develop the marketing and support of LynxOS per distributor's plan attached in Exhibit E.

8.   ADDITIONAL OBLIGATIONS OF LYNX
     ------------------------------

     8..1  Marketing Materials.  Lynx shall promptly provide Distributor with
           -------------------
marketing and technical information concerning the Software Copies. Upon the execution of this Agreement, at Lynx's expense, Lynx shall provide Distributor with one hundred (100) copies of its brochures, instructional material, advertising literature, and other data for the Software copies. A like quantity of said materials shall be provided to Distributor, at Lynx's expense, for any new Software products over the term of this Agreement. Additional quantities of said materials shall be available to Distributor at [*].

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     8..2  Response to Inquiries.  Lynx shall promptly respond to all inquiries
           ---------------------
from Distributor concerning matters pertaining to this Agreement.

     8..3  Delivery Time.  Lynx shall minimize delivery time as much as possible
           -------------
and use its reasonable best efforts to fulfill delivery obligations as committed in acceptances.

     8..4  New Developments.  At Lynx's discretion Lynx shall inform
           ----------------
Distributor of new product developments.

9.   TERM AND TERMINATION
     --------------------

     9..1  Term.  This Agreement shall continue in force for a fixed term of
           ----
three (3) years from January 1st, 1991 to January 1st, 1994 unless terminated earlier under the provisions of this Section 9 or the date in which CLEARANCE for the agreement has been obtained, whichever is later. At the end of the fixed term, this Agreement shall terminate automatically without notice unless prior to that time the term of the Agreement is extended by mutual written consent of the parties.

     9..2  Termination for Cause.  If either party defaults in the performance
           ---------------------
of any provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) days the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during the thirty-day period, then the Agreement shall automatically terminate at the end of that period.

     9..3  Termination for Insolvency.  This Agreement shall terminate, without
           --------------------------
notice, (i) upon the institution by or against Distributor of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of Distributor's debts, (ii) upon Distributor's making an assignment for the benefit of creditors, or (iii) upon Distributor's dissolution.

     9..4  Fulfillment of Orders upon Termination.  Upon termination of this
           --------------------------------------
Agreement, Lynx may, but shall not be obligated to, fulfill, subject to the terms of Sections 3 and 4 above and subject to Lynx's right to require prepayment, all orders accepted by Lynx prior to the date of termination. Lynx may at its discretion either fulfill the order or refund the prepaid money.

     9..5  Return of Materials.  All trademarks, trade names, patents,
           -------------------
copyrights, designs, drawings, formulas or other data, photographs, samples, literature, and sales aids of every kind shall remain the property of Lynx. Within thirty (30) days after the termination of this Agreement, Distributor shall prepare all such items in its possession for shipment, as Lynx may direct, at

Lynx's expense. Either party shall not make or retain any copies of any confidential items or information which may have been entrusted to such party by the other. Effective upon the termination of this Agreement, Distributor shall cease to use all trademarks, marks, and trade names of Lynx.

     9..6   Limitation on Liability.  In the event of termination by either
            -----------------------
party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of Lynx or Distributor. Termination shall not, however, relieve either party of obligations incurred prior to the termination.

     9..7   Survival of Certain Terms. The provisions of Sections 4.6, 6, 9, 10,
            -------------------------
11, 13, and 14 shall survive the termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

10.  LIMITED LIABILITY TO DISTRIBUTOR AND OTHERS
     -------------------------------------------

     10..1 LYNX'S LIABILITY UNDER ANY CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR UNDER ANY INDEMNITY CONTAINED IN THIS AGREEMENT SHALL NOT EXCEED THE AMOUNTS RECEIVED BY LYNX FROM DISTRIBUTOR UNDER THIS AGREEMENT.

     10..2 IN NO EVENT SHALL LYNX HAVE ANY LIABILITY TO DISTRIBUTOR OR TO END USERS OR ANY OTHER THIRD PARTY, FOR ANY LOST PROFITS OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY OTHER INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE USE OF THE LICENSED PRODUCTS, OR THE FAILURE OF THE LICENSED PRODUCTS TO PERFORM, OR FOR ANY OTHER REASON; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY TO ANY BREACH OF THE CONFIDENTIALITY OBLIGATIONS SET FORTH IN SECTION 11 BELOW OR TO DISTRIBUTOR'S EXCEEDING ITS AUTHORITY GRANTED. IT IS ACKNOWLEDGED BY THE PARTIES THAT NOTHING IN THIS SECTION 10 SHALL LIMIT A PARTY'S OBLIGATION TO PAY AMOUNTS ALREADY DUE AND OWING TO THE OTHER PARTY. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

11.  PROPERTY RIGHTS AND CONFIDENTIALITY
     -----------------------------------

     11..1  Property Rights.  Except as granted hereunder or under End User
            ---------------
License, Distributor agrees that Lynx owns all right, title, and interest in the Software and in each Software Copies now or hereafter subject to this Agreement and in all of Lynx's patents, trademarks, trade names, inventions, copyrights, know-how, and trade secrets relating to the design, manufacture, operation or service of the Software Copies. The use by Distributor of any of these property rights is authorized only for the purposes herein set forth, and upon termination of this Agreement for any reason such authorization shall cease, except to the extent necessary for Distributor to provide maintenance to its existing Software customers.

          11..2  Confidentiality. Either party acknowledges that by reason of
                 ---------------
its relationship to the other party hereunder it will have access to certain information and materials concerning the other party's business, plans, customers, technology, and products that are confidential and of substantial value to the other party, which value would be impaired if such information were disclosed to third parties. Either party agrees that it will not use in any way for its own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it by the other party. Either party shall take every reasonable precaution to protect the confidentiality of such information. Upon request by a party, the other party shall advise whether or not it considers any particular information or materials to be confidential. Distributor shall not publish any technical description of the Software beyond the description published by Lynx. In the event of termination of this Agreement, there shall be no use or disclosure by either party of any confidential information of the other party, and Distributor shall not manufacture or have manufactured any products utilizing any of Lynx's confidential information.

     12.  TRADEMARKS AND TRADE NAMES
          --------------------------

          12..1  Use.  During the term of this Agreement, Distributor shall have
                 ---
the right to indicate to the public that it is an authorized distributor of Lynx's Software and to advertise (within the Territory) such Software under the trademarks, marks, and trade names that Lynx may adopt from time to time ("Trademarks"). Distributor shall not alter or remove any Trademarks applied at the factory to the Software Copies, Packages, or other materials contained therein. Nothing herein shall grant to Distributor any right, title or interest in the Trademarks. At no time during or after the term of this Agreement shall Distributor challenge or assist others to challenge the Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to the Trademarks.

          12..2  Approval of Representations. All representations of the
                 ---------------------------
Trademarks that Distributor intends to use shall first be submitted to Lynx for approval (which shall not be unreasonably withheld) of design, color, and other details or shall be exact copies of those used by Lynx. If any of the Trademarks are to be used in conjunction with another trademark on or in relation to the Software, then Lynx's mark shall be presented equally legibly, equally prominently, and of greater size than the other but nevertheless separated from the other so that each appears to be a mark in its own right, distinct from the other mark.

13.  PATENT, COPYRIGHT, AND TRADEMARK INDEMNITY
     ------------------------------------------

     13..1  Indemnification. Distributor agrees that Lynx has the right to
            ---------------
defend, or at its option to settle, and Lynx agrees, at its own expense, to defend or at its option to settle, any claim, suit or proceeding brought against Distributor or its customer on the issue of infringement of any United States patent, copyright or trademark by the Software Copies distributed hereunder or the use thereof, subject to the limitations hereinafter set forth. Lynx shall have sole control of any such action or settlement negotiations, and Lynx agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against Distributor or its customer on such issue in any such suit or proceeding defended by Lynx. Distributor agrees that Lynx at its sole option shall be relieved of the foregoing obligations unless Distributor or its customer notifies Lynx promptly in writing of such claim, suit or proceeding and gives Lynx authority to proceed as contemplated herein, and, at Lynx's expense, gives Lynx proper and full information and assistance to settle and/or defend any such claim, suit or proceeding. If the Software Copies, or any part thereof, are, or in the opinion of Lynx may become, the subject of any claim, suit or proceeding for infringement of any United States patent, copyright or trademark, or if it is adjudicatively determined that the Software Copies, or any part thereof, infringe any United States patent, copyright or trademark, or if the distribution or use of the Software Copies, or any part thereof, is, as a result, enjoined, then Lynx may, at its option and expense: (i) procure for Distributor and its customers the right under such patent, copyright or trademark to distribute or use, as appropriate, the Software Copies or such part thereof; or (ii) replace the Software Copies, or part thereof, with other suitable Software Copies or parts; or (iii) suitably modify the Software Copies, or part thereof; or (iv) if the use of the Software Copies, or part thereof, is prevented by injunction remove the Software Copies, or part thereof, and refund the aggregate payments paid therefor by Distributor, less a reasonable sum for use and damage. Lynx shall not be liable for any costs or expenses incurred without its prior written authorization.

     13..2  Limitation. Notwithstanding the provisions of Subsection 13.1 above,
            ----------
Lynx assumes no liability for (i) any infringement claims with respect to any product in or with which any of the Software Copies may be used but not covering the Software Copies standing alone; (ii) any trademark infringements involving any marking or branding not applied by Lynx or involving any marking or branding applied at the request of Distributor; or (iii) the modification of the Software Copies, or any part thereof, unless such modification was made by Lynx.

     13..3  Entire Liability. THE FOREGOING PROVISIONS OF THIS SECTION 13 STATE
            ----------------
THE ENTIRE LIABILITY AND OBLIGATION OF LYNX AND THE EXCLUSIVE REMEDY OF DISTRIBUTOR AND ITS CUSTOMERS, WITH RESPECT TO ANY ALLEGED INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RIGHTS BY THE SOFTWARE, SOFTWARE COPIES OR ANY PART THEREOF.

     13..4  Notification of Unauthorized Use. Distributor shall promptly notify
            --------------------------------
Lynx in writing upon its discovery of any unauthorized use or infringement of the Software or Lynx's patent, copyright, trademark or other intellectual property rights with respect thereto. Lynx shall have the sole and exclusive right to bring an infringement action or proceeding against a third party, and, in the event that Lynx brings such an action or proceeding, Distributor shall cooperate and provide full information and assistance to Lynx and its counsel in connection with any such action or proceeding.

14.  COMPLIANCE WITH LAWS
     --------------------

     14..1  Foreign Corrupt Practices Act. In conformity with the United States
            -----------------------------
Foreign Corrupt Practices Act and with Lynx's established corporate policies regarding foreign business practices, Distributor and its employees and agents shall not directly or indirectly make an offer, payment, promise to pay, or authorize payment, or offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing an act or decision of an official of any government within the Territory or the United States Government (including a decision not to act) or inducing such a person to use his influence to affect any such governmental act or decision in order to assist Lynx in obtaining, retaining or directing any such business.

     14..2  Export Administration Act. In conformity with the United States
            -------------------------
Export Administration Act and regulations promulgated thereunder, Distributor and its employees and agents shall not disclose, export or reexport, directly or indirectly, any Software Copies or technical data (or direct products thereof) provided under this Agreement to destinations in Country Groups Q, S, W, Y and Z as modified from time to time by the U.S. Department of Commerce, or that are otherwise controlled under said Act and regulations. The countries listed in Country Groups Q, S, W, Y and Z as of the date hereof include the following:

               Country Group Q - Romania

               Country Group S - Libya

               Country Group Z - North Korea, Cuba, Vietnam,
                                 Cambodia

     14..3  Non-Compliance as Material Default. Non-compliance by Distributor or
            ----------------------------------
its employees or agents with this Section 14 shall be deemed to constitute a material default under this Agreement, justifying termination for default pursuant to Section 9.3 hereof.


15.  GENERAL PROVISIONS
     ------------------

     15..1  Governing Law. The rights and obligations of the parties under this
            -------------
Agreement shall not be governed by the 1980 U.N. Convention on Contracts for the International Sale of Goods; rather such rights and obligations shall be governed by and construed under the laws of the State of California, including its enactment of the Uniform Commercial Code, without reference to conflict of laws principles.

     15..2  Arbitration. Any dispute or claim arising out of or in connection
            -----------
with this Agreement shall be finally settled by binding arbitration in San Francisco, California under the Rules of Arbitration of the International Chamber of Commerce by one arbitrator appointed in accordance with said rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision.

     15..3  Entire Agreement. This Agreement sets forth the entire agreement and
            ----------------
understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged.

     15..4  Government Consent. Distributor represents and warrants that no
            ------------------
consent, approval or authorization of or designation, declaration or filing with any Japanese governmental authority is required in connection with the valid execution and delivery of this Agreement, except for the clearance from the relevant Japanese governmental agencies pursuant to the Japanese Foreign Exchange and Foreign Trade Control Law ("Clearance").

     15..5  Notices. Any notice required or permitted by this Agreement shall be
            -------
in writing and shall be sent by prepaid registered or certified mail, return receipt requested, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder. Such notice shall be deemed to have been given three (3) days after deposit in the mail, except that notice of change of address shall be effective only upon receipt.

     15..6   IT IS UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF THIS
AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES OR EXCLUSION OF DAMAGES IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER SUCH PROVISION AND TO BE ENFORCED AS SUCH. FURTHER, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT IN THE EVENT ANY REMEDY HEREUNDER IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL LIMITATIONS OF LIABILITY AND EXCLUSIONS OF DAMAGES SET FORTH HEREIN SHALL REMAIN IN EFFECT.

     15..7   Force Majeure. Nonperformance of either party shall be excused to
             -------------
the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the control and not caused by the negligence of the nonperforming party.

     15..8   Nonassignability and Binding Effect. A mutually agreed
             -----------------------------------
consideration for either party's entering into this Agreement is the reputation, business standing, and goodwill already honored and enjoyed by the other party under its present ownership, and, accordingly, the other party agrees that its rights and obligations under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of the other party. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

     15..9   Legal Expenses. The prevailing party in any legal action brought by
             --------------
one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees.

     15..10  Counterparts. This Agreement may be executed in two or more
             ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

LYNX, INC.                                     Nissin Software Corporation
                                         ---------------------------------------
                                                      (Distributor)


By: /s/ Inder M. Singh                   By: /s/ Nobuaki Hyodo
   ----------------------------------       ------------------------------------

Print Name:   Inder M. Singh             Print Name:   Nobuaki Hyodo
           --------------------------               ----------------------------

Title:        President                  Title:        President
      -------------------------------          ---------------------------------

Date:________________________________     Date:_________________________________

                                   Exhibit A

                     PRODUCT DESCRIPTION AND PER COPY FEES


1) Nissin Software Corporation purchases binary products for resale in Japan from Lynx at [*] ([*]) of the regional international list price.

2) On all special discount agreements with customers involving Lynx, Nissin and the customer, Nissin Software Corporation will receive [*] ([*]) of the final negotiated price.

[*]=Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   Exhibit B

                                   TERRITORY


     Distributor's Territory shall be all portions of the following:

          [*].


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   Exhibit C

                               SOFTWARE LICENSE

READ THIS ENTIRE AGREEMENT BEFORE OPENING THE PACKAGE CONTAINING THE SOFTWARE DISKS. OPENING THE DISK PACKAGE INDICATES THAT YOU ACCEPT ALL OF THE TERMS OF THIS AGREEMENT.

If you do not accept this agreement, you may return the unopened disk package to Lynx Real Time Systems, Inc. for a full refund.

DEFINITIONS: End-user means all users of a single licensed processing unit. LYNX means Lynx Real Time Systems, Inc.

GRANT: LYNX grants to End-user a single, non-transferrable license to use the enclosed software according to the following terms and conditions.

YOU MAY: (a) Use of the software is granted for one processing unit only. You may make no more than two (2) copies of the software for backup or archival purposes only. (b) LYNX has copyrighted the manual, source code, and object code. LYNX maintains such as trade secret and/or proprietary information. End-User agrees not to remove any product identification or notices of proprietary restrictions. (c) For a period of ninety (90) days from date of purchase, LYNX will provide up to one-half (1/2) hour of technical support by telephone and software revisions free of charge. LYNX is not obligated to make further revisions. LYNX offers a customer support program for coverage beyond ninety days. (d) If any of the conditions of this Agreement are broken, LYNX may terminate this license. Upon termination, End-User must return the manuals and software media, and delete all copies of same, whether electronic or not. (e) When entered into in the United States, this Agreement shall be interpreted according to the laws of the State of California. Otherwise this agreement shall be interpreted according to the laws of the United States.

YOU MAY NOT: You may not use or copy the software for any purpose other than as permitted above or in the following pages.


                                   WARRANTY

LYNX WARRANTS FOR A PERIOD OF NINETY (90) DAYS FROM FURNISHING A BINARY PRODUCT TO LICENSEE THAT ANY MAGNETIC MEDIUM ON WHICH PORTIONS OF A BINARY PRODUCT ARE FURNISHED WILL BE FREE, UNDER NORMAL USE, FROM DEFECTS IN MATERIALS, WORKMANSHIP OR RECORDING. IF SUCH A DEFECT APPEARS WITHIN SUCH WARRANTY PERIOD, LICENSEE MAY RETURN THE DEFECTIVE MEDIUM FOR REPLACEMENT WITHOUT CHARGE. REPLACEMENT IS LICENSEE'S SOLE REMEDY WITH RESPECT TO SUCH DEFECT.

LYNX ALSO WARRANTS THAT IT IS EMPOWERED TO GRANT THE RIGHTS HEREIN. LYNX AND OTHER DEVELOPERS MAKE NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. LYNX AND OTHER DEVELOPERS SHALL NOT BE HELD TO ANY LIABILITY WITH RESPECT TO ANY CLAIM BY LICENSEE, OR A THIRD PARTY ON ACCOUNT OF, OR ARISING FROM, THE USE OF ANY BINARY PRODUCT. THE EXPRESS REMEDIES STATED IN THIS AGREEMENT ARE IN LIEU OF ALL OBLIGATIONS OR LIABILITIES ON THE PART OF LYNX FOR DAMAGES ARISING FROM BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE OR OTHER LEGAL THEORY. IN NO EVENT SHALL LYNX BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS OR OTHER COMMERCIAL LOSS. LYNX'S CUMULATIVE LIABILITY DAMAGES TO LICENSEE RESULTING FROM THIS AGREEMENT OR USE OF THE BINARY PRODUCTS SMALL IN NO EVENT EXCEED THE ROYALTIES PAID BY LICENSEE TO LYNX'S DISTRIBUTOR.


END-USER: ____________________________________

By:  _________________________________________

Print Name: __________________________________

Title: _______________________________________

Date:  _______________________________________

                                   Exhibit D

Nissin's yearly commitments

        [*] months
          Qtr [*]                $[*] US
          Qtr [*]
          Qtr [*]
          Qtr [*]

        [*] months               $[*] US
          Qtr [*]
          Qtr [*]
          Qtr [*]
          Qtr [*]

        [*] months               $[*] US
          Qtr [*]
          Qtr [*]
          Qtr [*]
          Qtr [*]

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                 EXHIBIT E                            Nov.12.'91

                         LYNX Status and Plan (NISSIN)

Overview

        The contract negotiation took longer than planned with the original schedule. March '91 was the target month for the contract closing between Lynx and NISSIN. This made some impact on our activities such as Japanization efforts and staffing activities. However our evaluation of the current business position of Lynx in Japan is very positive. We are exceeding the forecast level of Jan. '91 significantly.

                      1991 Status (April 1991-March 1992)


Strategy

     1. Closing agreement with Lynx RTS Inc. was top priority strategy.
     2. Positive start up of Lynx business in Japan with strong support of Lynx RTS Inc. was a key strategy.
     3. Effective publicity of Lynx products was a key strategy. We performed the followings:
        Business Show (May)        [*] attendees
        CIM Show (June)            [*] attendees
        Seminar by Dr. Joseph (Feb.)
        Lynx Seminar (May)
        Seminar by Dr. Joseph (May)
        Lynx Seminar (June)
        UNIX Symposium
           Lecture by Mr. Mitchel Bunnel (July)
        Seminar by Dr. Joseph (Nov.)
     4. The next strategy was to understand the initial market requirements very quickly and to lead to the firm business of planned level in the first year.
     We have concentrated on;
          The Steel Industry
          The Heavy Industry
          The Measurement and Control Industry
          The Space Industry
          The Electric and Electronic Industry
     5. The strategy on the platform selection was one of key.
        Emphasis was put on;
     (1)68030 as it has big share in Measurement and Control area.
     (2)i386, i486 and PC, W/S using these, as they are widely used.
     (3)Risc machines as they will be promoted in future.
        This will be taken over to 1992.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                          UNIT:(YEN)1,000.-
------------------------------------------------------------------------------
                      1Q         2Q          3Q         4Q          TOTAL
                  ------------------------------------------------------------
                     4 ~ 6      7 ~ 9      10 ~ 12     1 ~ 3
------------------------------------------------------------------------------
  PLAN(Jan.'91)
------------------------------------------------------------------------------
     SOURCE                                                          [*]
------------------------------------------------------------------------------
       OEM                                                           [*]
------------------------------------------------------------------------------
     BINARY                                                          [*]
------------------------------------------------------------------------------
  NISSIN Sales                                                       [*]
------------------------------------------------------------------------------
 Actual/Forecast
------------------------------------------------------------------------------
    SOURCE                       [*]                    ([*])        [*]
------------------------------------------------------------------------------
     OEM                                                             [*]
------------------------------------------------------------------------------
    BINARY            [*]        [*]    [*] + ([*])     ([*])        [*]
------------------------------------------------------------------------------
  PORTING KIT                                ([*])      ([*])        [*]
------------------------------------------------------------------------------
  NISSIN Sales        [*]        [*]          [*]        [*]         [*]
------------------------------------------------------------------------------
                                                    (Sales includes H/W sales)
                                                   (Parenthesis means forcast)



  Refer to attachment on actual sales and forecasts. Please note that the figures are NISSIN sales revenue numbers. Up to October the figures are actual in the attachment.


                          Organization Status vs Plan


                            Plan               Status            Plan

                      (As of April `91)        Nov.'91          Mar.'92

       Sales                [*]                  [*]              [*]

     Technical              [*]                  [*]              [*]

      Control               [*]                  [*]              [*]

       TOTAL                [*]                  [*]              [*]


  Staffing has been delayed. But we will catch it up by the end of the year including hiring an effective manager in the technical field.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                          Investment Status vs Plan

  Some activities like Japanization have been delayed. But overall investment has been very positive and it will exceed the planned level (Jan.'91) significantly.
     ----------------------------------------------------------------------
                                       Plan(Jan.'91)           Mar.'92
     ----------------------------------------------------------------------
       PR                              (Yen)[*]               (Yen)[*]
               Major Show                                          [*]
             Advertisement                                         [*]
               Kit, Tool                                           [*]
            Competitor Study                                       [*]
            Lending for Univ.                                      [*]
              Press Release                                        [*]
     ----------------------------------------------------------------------
       Customer Support                (Yen)[*]               (Yen)[*]
     ----------------------------------------------------------------------
       Seminar                         (Yen)[*]               (Yen)[*]
            Plesentation                                           [*]
             Technical                                             [*]
              Install                                              [*]
     ----------------------------------------------------------------------
       Training                                               (Yen)[*]
     ----------------------------------------------------------------------
       Development                     (Yen)[*]               (Yen)[*]
            Driver, Tool                                           [*]
              Hardware                                       Lease [*]
           Japanaization                                           [*]
          Japanese Manual                                          [*]
     ----------------------------------------------------------------------
       Project Upkeep                  (Yen)[*]               (Yen)[*]
     ----------------------------------------------------------------------
             T O T A L                 (Yen)[*]               (Yen)[*]
     ----------------------------------------------------------------------

  As to Japanization, we will focus on it after the Lynx contract sign off and catch up very quickly.

     1st version

       Support as Japanese Character terminal

       Completion in Mar.'92.

     2nd version

       Support as Multi Window system (Graphical User Interface)

       Target completion date: Oct.'92

        (We need to have assistance of Lynx RTS Inc.)

We plan to discuss the detail plan in the week of Nov. 18.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Strategy

     We will expand the business with the strategies;

     (1)Sell [*] version

     (2)Increase No. of platforms
        Porting with porting kit to Japanese models of [*] and [*].

     (3)Concentrate on [*] area, [*] area and [*] area and expand to [*] area, [*] area and [*] area gradually.

     (4)Increase technical competence of the support team.

     (5)Install at [*] large companies ([*])
        Install at [*] companies ([*])

     (6)Increase the tie up business with [*] oriented manufacturers.
        i.e. [*].

     (7)Utilize more third parties for the [*] development, as dealers and for the [*] development. [*] good parties of [*], [*] and [*].


                               Forecast Revision

                                                       Unit: (Yen) 1,000.-
     ----------------------------------------------------------------------
                                           1st year  2nd year  3rd year
     ----------------------------------------------------------------------
          PLAN(Jan.'91)
     ----------------------------------------------------------------------
             SOURCE                          [*]        [*]        [*]
     ----------------------------------------------------------------------
              OEM                            [*]        [*]        [*]
     ----------------------------------------------------------------------
             BINARY                          [*]        [*]        [*]
     ----------------------------------------------------------------------
          PORTING KIT                        [*]        [*]        [*]
     ----------------------------------------------------------------------
           NISSIN Sales                      [*]
     ----------------------------------------------------------------------
       Revised Plan (Nov.'91)
     ----------------------------------------------------------------------
             SOURCE                          [*]        [*]        [*]
     ----------------------------------------------------------------------
              OEM                            [*]        [*]        [*]
     ----------------------------------------------------------------------
             BINARY                          [*]        [*]        [*]
     ----------------------------------------------------------------------
           PORTING KIT                       [*]        [*]        [*]
     ----------------------------------------------------------------------
           NISSIN Sales                      [*]
     ----------------------------------------------------------------------
                                           (Figures have some uncertainty)


  Major thrusts in 2nd and 3rd year will be;

      (1)FA area like [*] etc.

      (2)Medical area like [*] etc.

      (3)Tie up business with [*] oriented manufacturers like [*] etc.

      (4)Joint work with board developers.


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Organization
    1992     We will expect the support site to cover ToJ Osaka, Fukuoka.

          Staffing:

             Sales     [*]

             Technical [*] + ([*]?)

             Control   [*]

             Total     [*] + ([*])

          [graphic] [*] technical staff from NISSIN's other deivsions.


    1993     We will further expand the site.

          Staffing:

             Sales     [*]

             Technical [*] + ([*]?)

             Control   [*]

             Total     [*] + ([*])

          [graphic] [*] technical staff from NISSIN's other deivsions.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

      Amendment #2 to the International Distributor Agreement # D9111-01
      ------------
                        dated November 20, 1991 between
                          Lynx Real Time Systems, Inc
                                      and
                          Nissin Software Corporation


Both parties agree to modify Section 9. TERM AND TERMINATION, paragraph 9..1 Term by removing the following sentence:

"At the end of the fixed term, this Agreement shall terminate automatically without notice unless prior to that time the term of the Agreement is extended by mutual written consent of the parties."

Replace the above sentence with the following sentence:

"At the end of the fixed term, this Agreement shall automatically renew for additional one year periods unless terminated, in writing by either party."

Agreed to by:

Lynx Real Time Systems, Inc.           Nissin Software Corporation


By:    /s/ Inder M. Singh              By:    /s/ Nobuaki Hyodo
       --------------------                   --------------------
Name:  Inder M. Singh                  Name:  Nobuaki Hyodo
       --------------------                   --------------------
Title: President                       Title: President
       --------------------                   --------------------
Date:  2/24/94                         Date:  March 24, 1994
       --------------------                   --------------------

   Amendment #1 to the International Distributor Agreement # JD9111-01 dated
   ------------
       November 20, 1991 Between Lynx Real Time Systems, Inc. and Nissin Software Corporation


Both parties agree that Nissin (Licensee) will use their Source Code Software licensed under the Source Code Software License Agreement dated June 25, 1993 for customer support. In order to provide quality customer support it is further agreed that:

     a. Both parties will mutually study and understand the support requirements of customer. Where required, the Licensee can contract to support the customer and Lynx (U.S. and Japan) will support the Licensee under the then applicable support contract, fees and structure.

     b. Licensee will send to Lynx facilities a minimum of two (2) engineers to be trained, by Lynx, on the Licensed Source Code. Additional training classes can be scheduled at the then prevailing rates.

     c. Both parties agree to jointly study customer requests to port LynxOS to non-supported platforms. If Lynx does not desire to do the port and the Licensee does find it of value to do the port by themselves then Licensee will contract with Lynx for the right to complete such porting effort. Both parties will further study the possibility to remarket the ported Licensed Software to other customers. License fees and royalties will be negotiated between Lynx and Licensee.

     d. Licensee may act as a representative of Lynx in the Licensing of Source Code to those customers that desire Source Code under the existing terms and conditions of the International Distributor Agreement dated November 20, 1991.

     e. Both parties agree to share information and knowledge acquired in paragraphs a, b, c, and d above as long as such information does not violate any existing Agreements between Lynx and Licensee, nor violates or jeopardizes Lynx's proprietary intellectual property rights.

  Lynx Real Time Systems Inc.           Nissin Software Corporation

  /s/ Inder M. Singh                    /s/ Nobuaki Hyodo
  --------------------------            --------------------------
  SIGNATURE                             SIGNATURE

    Inder M. Singh                        Nobuaki Hyodo
  --------------------------            --------------------------
  NAME                                  NAME

    June 25, 93                           March 24, 1994
  --------------------------            --------------------------
  DATE                                  DATE